UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pershing Square Capital Management, L.P. and certain affiliates (“Pershing Square”) posted a video to their YouTube page relating to Automatic Data Processing, Inc. (the “Company”) and www.ADPascending.com. A transcript of the video is below:

How We Know Opportunity Exists at ADP

WILLIAM ACKMAN: Hi I’m Bill Ackman, the CEO of Pershing Square Capital Management. We’re a major shareholder of ADP. We’ve invested $2.3 billion in the company, and we’ve done so because we think ADP is a great company, but one that can be substantially improved. How do we know this? Well, one of the ways we know this is that ADP has sold a couple businesses in recent years, and those businesses have done remarkably well after they were sold. A good example is Solera, a business that ADP sold about 10 years ago, and over the next 5 years the management was able to double margins in that company. Another good example, and a more recent one, is a company called CDK, this was known as Dealer Services inside ADP. It was spun off to shareholders, many shareholders sold. They sold to shareholders who bought a stake in the business, a couple of activist investors, they bought a stake, they sat down with the board, they made a case that CDK could have much larger margins based on comparisons with direct competitors to CDK. The board was interested, took the shareholders seriously, in fact, ultimately invited them to join the board of directors of the company, and they worked with these shareholders to improve the profitability of the business. And CDK over the last 3 years has taken margins from 16% to 26%, that means that the profits of the business are up more than 60%. The stock price over the same period is up over 100%. They were able to do so without risk to the customers, obviously without risk to the shareholders, the business continued to pay a dividend and shareholders have been amply rewarded. We’d like to have the same opportunity to do the same thing at ADP. We can do so if you support us in joining the board of directors of the company. We’ve proposed 3 directors, myself, I’m representing a major shareholder, and two experienced executives who have experience in cost control, efficiency, actually, payroll industry experience. Paul Unruh coming from Bechtel where he was Vice Chairman, but also CFO and treasurer, and Ronee Hagan, an experienced CEO, backed by private equity, very successful entrepreneur running businesses that require enormous attention to cost control. We look forward to receiving your support. Please vote the gold proxy card. The meeting is November 7th. You will be receiving, if you have not already done so, a packet from us with the details and a gold proxy card or information form that you can use to vote for our candidates. Really appreciate your support and I look forward to updating you over the course of the next several weeks. Thank you very much.

Pershing Square posted the following material to www.ADPascending.com:

ADP Ascending Home How To Vote The Nominees Investor Materials Reactions Contact PRESS RELEASES Timeline Press Releases Presentations & Videos Questions Letters & Filings Pershing Square Press Releases: October 2, 2017 Pershing Square Announces Live Webcast for ALL ADP Shareholders on October 10, 2017 September 28, 2017 Pershing Square Releases Letter to Shareholders SUBMIT September 25, 2017 Pershing Square Releases Detailed Response to ADP’s September 12, 2017 Presentation September 20, 2017 Pershing Square Releases Letter to Shareholders September 13, 2017 Pershing Square Responds to ADP Presentation September 8, 2017 Pershing Square Reminds Investors of the ADP Record Date for Voting at the 2017 Annual Meeting September 7, 2017 Pershing Square Reminds Investors of the ADP Record Date for Voting at the 2017 Annual Meeting September 6, 2017 Pershing Square Comments on Meeting with ADP Board September 5, 2017 Pershing Square Files Definitive Proxy Materials for ADP 2017 Annual Meeting August 21, 2017 Pershing Square Issues Statement Regarding ADP August 18, 2017 Pershing Square Announces Replay of Webcast Available at www.ADPascending.com August 16, 2017 Pershing Square Announces Details for Webcast August 7, 2017 Pershing Square Announces Nominees for Election to the Board of Directors of ADP August 4, 2017 Pershing Square Announces Investment in ADP Sign up for email updates: Email* Contacts Pershing Square Fran McGill 212 909 2455 McGill@persq.com Rubenstein Steve Murray 212 843 8293 smurray@rubenstein.com Eric Kuo 212 843 8494 ekuo@rubenstein.com © 2017 Pershing Square Capital Management, L.P. | Disclaimer | SEC Filings Proxy Statement

Pershing Square sent the following e-mail to certain subscribers of www.ADPascending.com:

Subscribe Past Issues View this email In your browser ADPASCENDING October 2, 2017 Thank you for your interest in ADP Ascending. Below find a list of pages that have been updated with new or changed content. Press Releases: Pershing Square Announces Live Webcast for ALL ADP Shareholders on October 10, 2017: Unveils Second in a Series of Videos for Shareholders 0 0 0 LEGAL NOTICE, DISCLAIMER AND FORWARD-LOOKING INFORMATION Pershing Square Capital Management, L.P. (“Pershing Square”) and certain of its affiliated funds have filed with the Securities and Exchange Commission (the “SEC”) a definitives proxy statement and accompaning GOLD proxy card to be used to solicit proxies In connection with the upcoming annual meeting of stockholders (the “Annual Meeting”) of Automatic Data Processing, Inc. (the “Company”) and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”). Stockholders are advised to read the proxy statement and any other documents related to the Solicitation because they contain Important Information, Including Information relating to the participants in the solicitation. These materials and other materials filed by Pershing Square with the SEC In connection with the solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Pershing Square with the SEC are also available, without charge, by directing a request to Pershing Square’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (Call Collect: (212) 269-5550; Call Toll Free: (866) 342-1635) or email:ADP®dlkloo.oom. William A. Ackman, Veronica M. Hagen, V. Paul Unruh, Pershing Square, PS Management GP, LLC (“PS Management”), Pershing Square, L.P., Pershing Square II, LP., Pershing Square International, Ltd., Pershing Square Holdings, Ltd. and Pershing Square VI Master, L.P. may be deemed “participants” under SEC rules In the Solicitation. William A. Ackman, Pershing Square and PS Management may be deemed to beneficially own the equity securities of the Company described In Pershing Square’s statement on Schedule 13D Initially filed with the SEC on August 7, 2017 (the “Schedule 13D”), as It may be amended from time to time. Except as described In the Schedule 13D, none of the Individuals listed above has a direct or indirect Interest, by security holdings or otherwise, In the Company or the matters to be acted upon, If ary, In connection with the Annual Meeting. Neither the press release or related email notification is an offer to purclhase nor a solicitation of an offer to sell any securities of any investment funds managed by Pershing Square, or the Company, of any other person. While certain funds managed by Pershing Square have Invested in the common stock of, and/or derivatives referencing, the Company, Pershing Square Is not an affiliate (c) of the Company and Is not authorized to disseminate any Information for or on behalf of the Company. Copyright (c) 2017 ADP Ascending, All rights reserved.
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Pershing Square posted the following material to their Facebook page relating to the Company:

ADP Ascending ***
Published by Global Strategy Group [?] September 30 at 7:30 am
It’s clear that ADP has massively underperformed its potential. The issue for shareholders is how well can the company do in the future. Vote GOLD to help ADP reach its full potential.
CNBC “The bottom line is that ADP has massively underperformed its potential.”
YOUTUBE.COM

ADP Ascending
Published by Global Strategy Group [?] . September 30 at 12:00pm....
ICYMI: ADP is overstating its total shareholder return over CEO Carlos Rodriguez’s tenure by 62 percentage points, Read about it in Institutional Investor magazine.
Ackman Claims ADP Is Drastically Overstating Its Stock Returns
Pershing Square and ADP are ratcheting up their feud, as Ackman claims the company is overstating its returns over a specific period by 62 percentage points.
INSTITUTIONALINVESTOR.COM

ADP Ascending
Published by Global Strategy Group [?] . Yesterday at 10:00am .
ADP management won’t admit that there is a big opportunity for improvement at $ADP. We have a plan for ADP’s Transformation. Vote GOLD to help ADP achieve its full potential.
CNBC “How big is the margin opportunity at ADP?”
YOUTUBE.COM

Pershing Square posted the following material to their Twitter page relating to the Company:

ADP ASCENDING
ADP ASCENDING @ADPascending
ADP management should focus on the significant opportunity to improve the company. Make your voice heard. #VoteGOLD
CNBC “How big is the margin opportunity at ADP?”
Youtube.com
4:30 AM – 30 SEP 2017

ADP Ascending
@ADPascending
#ICYMI $ADP is overstating its total shareholder returns by 62 percentage points.
Read more in @iimag:
institutionalinvestor.com/article/375383 …
7.00AM – 30 Sep 2017

ADP Ascending @ ADPascending What happened when CDK spun off from $ADP in 2014? Doubled operating margins. adpascending.com/content/upload … #VoteGOLD 11:00 AM - 30 Sep 2017

ADP Ascending @ADPascending “The bottom line is $ADP has massively underperformed its potential.”
- @BillAckman on @CNBC CNBC “The bottom line is that ADP has massively underper… youtube.com
7:00 AM – 1 Oct 2017

ADP Ascending
@ADPascending
Under $ADP’s ownership, CDK’s margins were nearly half of their potential. Help ADP achieve its full potential today. #VoteGOLD
11:00 AM – 1 Oct 2017
1 Retweet 1 Like

Pershing Square has placed the following advertisement on YouTube and may use such advertisement on various social media channels:

adpascending.com Skip ad

Youtube Search In recent years, ADP has sold two businessses; one in a spin-off, one in a sale. 0:02/0:15 CC HD We need your support to join the board at ADP 24 views ADP Ascending Published on Oct 2, 2017 EDIT VIDEO SHARE ADP ASCENDING

Support Pershing Square’s Nominees for ADP’s Transformation

WILLIAM ACKMAN: In recent years ADP has sold two businesses, one in a spin-off, one in a sale. After the sale, those businesses have dramatically improved their profitability. We’d like the same opportunity to do so at ADP. We need your support to join the board of the company. Please vote the GOLD card. Thank you very much.